                                                                   EXHIBIT 10.21

                                 LEASE AGREEMENT

This Lease Agreement (the "Agreement") is entered into by and between GUADALAJARA INDUSTRIAL TECHNOLOGICO, S.A. DE C.V. (hereinafter referred to as "Lessor") represented herein by Daniel Dubrowski, its legal representative, and PEMSTAR DE MEXICO, S.A. DE C.V., represented herein by Hargopal Singh, its legal representative, (hereinafter referred to as "Lessee") under the following recitals and clauses.

                                    RECITALS
                                    --------

I.   The Lessor, through its legal representative, hereby represents that:

     a)   It is a mercantile corporation incorporated under the laws of Mexico.

     b) It is the owner of a parcel of land with an area of approximately 104,950 square meters, as more fully described in Exhibit "A" hereto (the "Park"), and is the owner of a building being constructed thereon identified as Building No. 1, with a total area of approximately 15,954 square meters (the "Building"), located at Prol. Las Fuentes No. 4500, Col. Pinar de la Calma, Tlaquepaque, Jalisco, Mexico, CP 45080. The Park and the Building are described in the blueprint attached hereto as Exhibit "B" which is incorporated herein by reference.

     c) It desires to design and construct for Lessee, as part of this Agreement, certain leasehold improvements (the "Improvements") in and around the Building, in accordance with the terms and subject to the conditions of this Agreement.

     d) It desires to lease approximately 5,575 m2 in total area in the Building and associated Common Area (collectively referred to hereinafter as the "Property") to the Lessee under the terms and conditions hereof.

     e) Lessor and its legal representative have the necessary authority to execute this Agreement. Said authority has not been limited nor revoked in any manner whatsoever.

II.  The Lessee, through its legal representative, hereby represents that:

     a)   It is a mercantile corporation incorporated under the laws of Mexico.

     b) It wishes to lease the Property from Lessor under the terms and conditions hereof.

     c) The Lessee and its legal representative have the necessary authority to execute this Agreement. Said authority has not been limited nor revoked in any manner whatsoever.

Based on the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee mutually agree as follows:

                                    AGREEMENT

                                   ARTICLE ONE
                                  THE PROPERTY
                                  ------------

     (a) The Lessor warrants and represents that as of the first day of the Initial Term (as hereinafter defined) it will have free, clear, absolute, complete and unrestricted ownership of the Property, and that the Lessee shall have the uninterrupted, quiet use and enjoyment of the Property. Lessor shall design, construct and lease to Lessee, and Lessee shall lease from Lessor, the Property, including the Improvements.

     (b) Pursuant to the terms of this Lease Agreement, the Lessor shall deliver to the Lessee the temporary use and possession of the Property including the Improvements in accordance with the terms hereof, and Lessee shall accept the delivery of same and covenants and agrees to use and enjoy the Property pursuant to the provisions hereof.

                                   ARTICLE TWO
             CONSTRUCTION OF THE BASE BUILDING AND THE IMPROVEMENTS
             ------------------------------------------------------

     (a) Lessor shall furnish, at Lessor's sole cost and expense, all of the material, labor and equipment necessary for the design and construction of the Building and the Improvements in accordance with the terms of this Agreement. Lessor shall construct the Building and the Improvements in a good and workmanlike manner and shall construct the Improvements in accordance with the scope of work dated June 26, 1998, which is found in the attached Exhibit "C", as modified by the Lessor's comments and changes to those specifications provided in the attached Exhibit "D". Lessor shall complete the construction of the Building and the Improvements in accordance with all applicable statutes and building codes, governmental rules, regulations and orders in effect to the Municipio de Tlaquepaque, Estado de Jalisco, Republic of Mexico (collectively referred to as the "Legal Requirements"). Lessor shall provide Lessee with one set of "as-built" drawings of the Improvements within sixty (60) days after substantial completion.

     (b) Lessor shall substantially complete the Building and the Improvements within six and one-half months from the date this Lease Agreement is fully executed by both Lessee and Lessor, contingent upon Lessee's responding in a timely fashion to all construction issues and questions that require Lessee's input or approval. Commencing sixty (60) days in advance of that projected date of completion, with Lessor's written permission, Lessee's employees and contractors may enter the Improvements for the purpose of installing, in accordance with Legal Requirements, Lessee's machinery, equipment, fixtures and other personal property, as described in detail in Exhibit "E" hereto (hereinafter "Lessee's Equipment"). Lessee will be responsible for installing its Equipment in a manner that will not damage or alter the Building and the Improvements. Upon vacating the premises at the end of the Lease Term, Lessee will be responsible for repairing and/or replacing any damage or alterations made to the Building due to the installation of its Equipment. Lessee will submit an overview plan explaining the installation of Equipment to the Lessor, prior to beginning these installations, for Lessor's review and approval. Lessee may exercise this early entry privilege only if Lessee ensures that its employees and contractors do not interfere with Lessor's completion of the construction of the Building and Improvements. Entry by Lessee's employees and contractors for this limited purpose will not constitute Lessee's acceptance of the Improvements or give rise to any obligation to pay rent with respect to the Improvements.

     (c) Lessee, upon satisfactory inspection of the completed Improvements, shall deliver a formal notice of acceptance of the Improvements ("Notice") to Lessor. Lessee shall have no obligation to pay rent and Lessor shall have no obligation to permit lessee to occupy the Improvements until Lessee delivers said Notice to Lessor. However, if, prior to Lessee's delivery of the Notice, the Improvements are partially ready for occupancy and Lessee desires to partially occupy the Property, Lessee may, with Lessor's prior written approval, occupy the portion of the Improvements that is ready for occupancy and, in the event of such occupancy, Lessee shall pay to Lessor a proportionate part of the rent as equitably calculated on the basis of the value and area of that part of the Improvements Lessee occupies. If, prior to substantial completion of the construction of the Improvements, Lessee occupies a portion of the Improvements, the terms of this Agreement will apply to that occupancy and such occupancy shall signify Lessee's acceptance of Lessor's construction of the Improvements, an acceptance which will only be applicable to the areas which are occupied prior to final completion of the total building and improvements.

     (d) Lessor must afford Lessee and its contractors reasonable access to the Improvements during construction for the purposes of making preparations for work that Lessee must undertake to ready the Improvements for Lessee's use. The Lessee will obtain written approval from the Lessor for such early access and evaluations.

     (e) During the construction of the Building and Improvements, Lessee and Lessor may jointly agree to Change Orders as to the specifications and design of the Improvements. Only in cases where these Change Orders affect the original scope of work described in the specifications in Exhibit "C" as modified by the Lessor's alterations thereto described in Exhibit "D", the rent described in Article Six below will be adjusted based on the project costs added to or deducted from the original total cost of the construction project. The final costs of the total Change Orders, if the result is an increase in overall project cost on behalf of the Lessor, will be added to the monthly rent to be paid by Lessee based on a capitalization rate of fifteen (15%) percent per annum. Likewise, should the total Change Orders result in a lower project cost on behalf of the Lessor, the final value of the Change Orders will be deducted from the rent based on the same capitalization rate.

The Lessee and Lessor will work together in regard to Change Orders that affect the original scope of work as described in Exhibit "C" and as modified by Exhibit "D" in terms of bidding and analyzing the costs to be incurred in implementing these Change Orders.

Moreover, Lessor will maintain the right to affect its own Change Orders in regard to the construction of the Building and Improvements and will not be required to obtain Lessee's approval for these Change Orders as long as said changes do not substantially affect the scope of work described in Exhibit "C" and Lessor's alterations thereto described in Exhibit "D".

     (f) Lessor shall ensure that the computer controlled systems which are installed by or used by the Lessor in the Building and Improvements are Millennium Compliant. The Millennium Compliant status shall be verified at Lessor's option by either (a) a written warranty from the system manufacturer; or (b) by physical testing of the system by a qualified third party. Lessor shall give Lessee at least three (3) days notice in advance of any testing and shall afford Lessee an opportunity to observe all such testing. Upon Lessee's request, Lessor shall promptly provide Lessee with copies of written warranties made by manufacturers of any systems affecting the Premises.

     Millennium Compliant shall mean the ability of a system to provide the following functions:

          (i) consistently handle date information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates;

          (ii) function accurately in accordance with all specifications and without interruption before, during and after January 1, 2000, without any change of operations associated with the advent of the new century;

          (iii) respond to two-digit date input to the system in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and

          (iv) store and, if any system display or other output is available, provide output of date information in ways that are unambiguous as to century.

                                  ARTICLE THREE
                                EXPANSION OPTION
                                ----------------

     (a) The Lessee will have the right to expand its total rentable area to approximately 11,150 m2 (the difference between the initial rentable area of the Property and the rentable area as expanded being called the "Expansion Space") during a twenty-four (24) month period (the "Option Period"). The Option Period shall begin upon the Lessee's delivery to Lessor of its Notice of acceptance of the Improvements.

     (b) During months 1-12 of the Option Period, the Expansion Space will be held off the market for the benefit of the Lessee.

     (c) During months 13-24 of the Option Period, Lessor will have the right to market the space as available for lease. However, each time during that period that Lessor is solicited for a proposal by a third party in writing in regard to the Lessee's Expansion Space, Lessor will be required to submit to the Lessee, in writing, a notice that a proposal is forthcoming in regard to the Expansion Space. The Lessee will then have seven (7) days within which to decide in writing if it desires to exercise its option to expand at that immediate time. If the Lessee does not respond as such, Lessor will proceed in negotiations with the third party. Once Lessor has begun negotiations with a third party on the Expansion Space, the Lessee will have no right to exercise its right to expand until the matter with that particular third party is concluded.

Lessor's negotiation period with the third party will be limited to forty-five
(45) days from the time Lessee's seven-day response time expires. If Lessor and the third party have not concluded their negotiations within that time frame, Lessor will be required to submit an additional Notice of Proposal to the Lessee in order to extend negotiations with the third party, and the Lessee will then have an additional seven (7) days to decide if it desires to expand in the Expansion Space.

If Lessor rents the Expansion Space to the third party, then the Lessee's right to expand automatically expires. If the third party in question decides not to rent the Lessee's Expansion Space then the Lessee's right to expand will be restored, but not extended, and Lessor will be required to notify Lessee in writing when and if another third party solicits a proposal on the space again in the future until the expiration of the Option Period.

At any time during the Option Period, Lessor will have the right to construct that portion of the Building which will be the Expansion Space in accordance with the Lessor's specification as long as it complies with its twenty-four (24) month commitment to the Lessee. If that portion of the building is already constructed when and if the Lessee chooses to exercise its option to expand, the Lessee will be required to move into the new space and begin paying rent within a maximum period of thirty (30) days.

If the Expansion Space is not already constructed or completed for occupancy when and if the Lessee chooses to exercise its option to expand, the Lessee will be required to move into the new space and begin paying rent at the time the space does become "substantially complete". It is estimated that the time-frame for the construction of the Expansion Space will be approximately five (5) to six (6) months.

At such time that Lessee exercises its option to expand, the rent to be paid per square meter for the Expansion Space will be the same amount that is being paid per square meter for the Property at the time Lessee exercises its right to expand. Furthermore, the rent to be paid in regard to the Expansion Space shall be subject to the annual increases in rent to be paid for the original space, pursuant to Article Six of this agreement.

The construction specifications, materials and design for the Improvements in the Expansion Space shall be in accordance with the same standards and design to be implemented in the construction of the Property.

Lessor will make its best efforts to first least all of the other buildings to be constructed in the Park, prior to constructing the Expansion Space and offering it as available to other clients. Although it is Lessor's intent to build the Expansion Space once all other space in the Park has been rented, Lessor cannot guarantee that that will occur.

                                  ARTICLE FOUR
                                   LEASE TERM
                                   ----------

     (a) The initial term of this Lease (Initial Term) will begin upon Lessee's delivery to Lessor of the Notice and extend until the last day of the one hundred and twentieth (120th) full calendar month thereafter.

     (b) Lessee shall receive two (2) five-year options ("Option Period') to extend the original Lease Term. The Lease Price to be paid during any Option Period will be negotiated at the time that said Option is exercised, but the Lease Price will be no less than the amount Lessee is paying at the time of the Option and will, at least, be subject to the same annual rent escalations referred to in Article Six below.

                                  ARTICLE FIVE
                        USE AND ENJOYMENT OF THE PROPERTY
                        ---------------------------------

     (a) The Lessor agrees that, as provided by Article [2409] of the Federal District Civil Code and its corresponding Article of the Civil Code for the State of Jalisco, this Lease Agreement shall survive any ownership conveyance with respect to the Property or the foreclosure of any lien or mortgage of Lessor and/or its assignees, transferees, successors and any and all other third parties in the chain of title of the Property, and that any default in payment of such liens or mortgages shall in no way prejudice the terms of this Lease Agreement or any extensions hereof.

     (b) The Lessee shall use the Property only for those purposes set forth in detail in Exhibit "F" attached hereto and made a part hereof for all purposes, and hereby agrees to notify Lessor in the event it wishes to modify the intended use of the Property as set forth therein. Lessee's intended use of the Property shall comply with all applicable laws and regulations necessary for the quiet use of the Property and the Property shall not be used in any way which contravenes the laws and regulations of the Municipality of Guadalajara, the State of Jalisco, or the Federal Republic of Mexico.

     (c) As stated above in Article 2(b), Lessee's Equipment which is to be installed on the Property is described in detail in EXHIBIT "E" hereto. The installation of Lessee's Equipment shall be carried out in a manner consistent with all applicable municipal, state and federal regulations. Lessor's requirement for approval as to any new equipment to be installed in the Building following those conditions described in Article Two above, shall be limited to the installation of new equipment that will cause alteration to the Building and Improvements.

                                   ARTICLE SIX
                                   LEASE PRICE
                                   -----------

     (a) Lessee shall pay Lessor a Lease Price per month equal to U.S. $5.85 per square meter of rentable area (the "Lease Price") in the Property. The parties to this agreement mutually agree that at the time of the execution of this lease, the rentable area of the property is 5,575 square meters. Should the rentable area change at some time prior to Lessee's occupancy of the building and the receipt of Lessee's Notice, the total Lease Price will be adjusted to reflect this per square meter lease rate. In addition to the Lease Price, Lessee will also be responsible for paying Additional Rent (i.e., CAM, Property Taxes and other rental payments) and the applicable Value Added Tax ("IVA") (these three items being hereafter collectively referred to as the "Lease Payment").

     (b) The Lease Price shall be fixed and shall remain unchanged until January 1, 2000. At that point and thereafter, the Lease Price will be annually increased 2% on January 1 of each of the Initial Term.

     (c) The Lease Payment shall become due and be paid on the first Friday of each month; however, there shall be a proration for the period between the date of delivery of the Notice and the last day of the calendar month in which the Notice was delivered. The Lessee shall be responsible for ensuring that the Lease Payment amount is delivered to Lessor's bank account in Guadalajara at each billing cycle.

     (d) The Lease Payment may be paid in Mexican Pesos calculated at the rate of exchange of the Mexican Peso for the purchase of U.S. Dollars quoted in Mexico's Federal Gazette (Diario Oficial de la Federaci?n) for the discharge of obligations denominated in foreign currency published on the day when actual payment is made, showing the rate as of the closing of the previous day.

     (e) If Lessee becomes delinquent with respect to the payment of any amount due under the terms of this Agreement, including, without limitation, the Lease Payment, such amount, calculated in U.S. Dollars, will bear interest from the third day following the date that amount becomes due until the date paid at a monthly interest rate (the "Delinquency Rate") of 2%.

                                  ARTICLE SEVEN
                                  LEASE DEPOSIT
                                  -------------

As a condition of occupying the Property, Lessee hereby agrees to pay to Lessor, upon execution of this Agreement, a Lease Deposit, which shall consist of the Lease Payments due for two (2) full months of the Initial Term. The Lease Deposit shall be returned to Lessee upon expiration of the Lease and upon Lessee's vacancy of the Property, following Lessor's approval of the condition of the Property, which shall not be unreasonably withheld.

                                  ARTICLE EIGHT
                                      TAXES
                                      -----

     (a) The Lessee shall be responsible for payment of the Value Added Tax ("IVA") applicable to the Lease Price. The Lessee shall also be responsible for paying its pro-rata share of the Property Tax corresponding to the Property. Such Property Tax shall be considered part of additional rent and shall be invoiced directly by Lessor or Lessor's designee to Lessee. Should Lessee opt to expand its leased space pursuant to Article Three, the Lessee's pro-rata share of Property Tax shall be immediately increased accordingly. All charges for Property Tax shall be identified separately.

     (b) The Lessor shall be responsible for payment of its own Income Tax and the Asset Tax associated with the Property.

                                  ARTICLE NINE
           COMMON AREA MAINTENANCE ("CAM") AND PARK MANAGEMENT CHARGES
           -----------------------------------------------------------

Beginning at the time of Lessor's acceptance of Lessee's Notice or at the time of any partial occupancy of the Building by Lessee, Lessee shall pay, on a monthly basis as invoiced, its pro-rata share of the Common Area Maintenance costs ("CAM") and management charges in the Park, as invoiced by the Property Manager designated by the Lessor. The CAM will include, but not be limited to costs related to Park access control, landscaping, public lights, preventive maintenance, repair of utilities as required, and other common area services rendered in the Park. The CAM will also include the costs of salaries, bonuses, wages and any other direct or indirect cost related to the employment of personnel sufficient to complete the responsibilities of the Manager, to include a prorated portion of Accounting, Management and Technical personnel working off-site, but contributing directly to the Park. CAM and management charges are considered part of additional rent for purposes of this Lease. Lessee shall pay the CAM charges within ten (10) days of receipt of each monthly invoice.

Not later than thirty (30) days prior to Substantial Completion of the Building, the Park Manager shall deliver to Client a Notice advising the Lessee of the monthly payments to be made by Lessee for the CAM charges for the remainder of 1999, such payments beginning at the time of Substantial Completion of the Building. Such amount shall represent the Park Manager's good faith estimate of anticipated CAM Services for such year. Lessee's CAM charges for 1999 shall not exceed US$800.00 per month.

Lessee's CAM charges will be determined from year-to-year thereafter based on Lessee's pro-rata share of the total CAM costs incurred annually by the Park. Lessee's pro-rata share will be the percentage that the total square meters of Lessee's Building bear to the entirety of the Rentable Area of the Park. The "Rentable Area" shall be the entirety of all buildings in the Park that will be developed. At this time, it is estimated that Lessor will ultimately construct approximately a total of 60,000 square meters of buildings in the Park. As a result, it is estimated that Lessee's pro-rata share of the total CAM costs annually by the Park will be approximately 9%, assuming the square meter size of Lessee's rentable area at this time as defined in Article Six above and assuming the total area of the Park as defined in Recital I(b) above.

Beginning in 1999 and during the last ninety (90) days of each calendar year of the Lease, the Park Manager will provide Lessee with its good faith estimate of the CAM charges to be incurred during the following year. Lessee will then pay its monthly pro-rata share of CAM charges during the following year based on that estimate. Within ninety (90) days following the end of each calendar year, the Park Manager shall reconcile and report to Lessee the amounts paid for CAM Services and the amount received for CAM charges during the previous calendar year. Any payments made by Lessee in excess of its pro-rata share of the CAM charges shall then be credited to the Lessee's account. Conversely, if Lessee's CAM payments during the previous year were less than Lessee's pro-rata share of actual CAM costs accrued by the Park

Manager, the additional amounts shall then be invoiced to the Lessee at that time and Lessee will be responsible for payment of this additional amount within thirty (30) days of receiving the invoice.

The Lessee will have the right at any time and from time to time, to audit the books and records of the Park Manager, at Lessee's sole cost and expense, for the purpose of verifying its obligation to make any CAM charge payment and the amount thereof. Such audit shall be upon reasonable notice, at reasonable frequency and duration.

                                   ARTICLE TEN
                                   MAINTENANCE
                                   -----------

     (a) The exact responsibilities of Lessor and Lessee with regard to maintenance of the Property is set forth in detail in Exhibit "G" attached hereto and made a part hereof for all purposes. Lessee will receive a monthly invoice from the Park Manager for Building management and maintenance services that reflects Lessee's pro-rata share of total Building management and maintenance expenses.

     (b) If, in order for a structural component of the Building to remain in good condition, replacement of that component becomes necessary, Lessor's obligation with respect to that structural component includes the obligation to replace it.

     (c) Any need for maintenance or replacement which arises as a result of Lessee's conduct or negligence shall be accomplished by Lessee at his sole cost and expense. Such maintenance or replacement will require Lessor's written approval.

     (d) Lessor shall accomplish all maintenance for which it is responsible as soon as practicable following receipt of notice from Lessee.

     (e) If, following notice from Lessor, Lessee fails to make any necessary repairs or perform any necessary maintenance for which Lessee is responsible, Lessor may cause the repairs or maintenance to be performed and Lessor's costs of doing so will be payable as additional rent with the next installment of Lease Payment that becomes due, or Lessee agrees to reimburse Lessor for these costs within a period of thirty (30) days following invoicing by Lessor, whichever comes later. If, following notice from Lessee, Lessor fails to make any necessary repairs or perform any necessary maintenance for which Lessor is responsible, Lessee may cause the repairs or maintenance to be performed and Lessee's costs of doing so will be reimbursed to Lessee by Lessor within thirty
(30) days following invoicing by Lessee and final resolution of Lessor's responsibility for said repairs. There will be no reduction of the rental payments in this event.

                                 ARTICLE ELEVEN
                                   ALTERATIONS
                                   -----------

Lessee may, with the prior written approval of Lessor, make modifications or alterations to the Property, at Lessee's own risk and expense, so long as they do not result in irreversible damage to the Property. Lessee may make minor changes and modifications which do not alter the structure of the property and do not compromise the quality of the construction specifications, without the previous consent of the Lessor. All fixtures and/or equipment of any nature installed in or about the Property by the Lessee during the term of this Agreement, whether permanently affixed or not, shall continue being property of the Lessee and shall be removed by Lessee at the expiration or termination of this Agreement or any extension thereof, unless Lessee requests and obtains written consent from Lessor, in advance, that the improvements may remain in or about the Property at the expiration of this Agreement, such consent not to be unreasonably withheld. Lessee shall promptly reimburse Lessor for any and all damage caused to the Property by reason of said removal of fixtures and equipment, or Lessee will also have the option of repairing said damage at its own cost and restoring the Building to its original condition.

                                 ARTICLE TWELVE
                           LIABILITIES OF THE PARTIES
                           --------------------------

     (a) The Lessor and the Lessee shall each be responsible for damages to the Property caused by their respective fault or negligence, or that of their respective agents, employees, visitors or suppliers.

     (b) In the event that the Lessee should be prevented, by any reason attributable to the Lessor, from using any part of the Property, then Lessor shall, within thirty (30) days following receipt of written notice from Lessee setting forth the nature of the problem, provide a schedule of restoration repairs to Lessee, and shall begin completion of the restoration repairs immediately thereafter in order to restore the Property to its full use as soon as practicable. During the time from Lessor's receipt of Lessee's notice to the completion of the restoration repairs, Lessee's Lease Payments shall be reduced in the same proportion that the non-usable area represents of the total area of the Property during the period of repair, as will be agreed to in writing by the parties.

     (c) Lessor and Lessee agree that:

          (i) The replacement value of any damage or destruction to the Property shall be determined in good faith.

          (ii) Any amounts payable by Lessee to Lessor for damages to the Property shall be reduced in the amount of any proceeds of any insurance paid to the Lessor.

                                ARTICLE THIRTEEN
                              PERMITS AND LICENSES
                              --------------------

As a condition to Lessee's obligation to pay rent hereunder and to be bound by the terms of this Agreement, Lessor warrants that, as of the first day of the Initial Term and throughout the term of the Agreement and any extension thereof, the Property is zoned industrial for all legal purposes and the Park has been totally approved by all competent Mexican governmental authorities. Lessee shall be responsible for obtaining all pertinent permits and licenses required in order to allow Lessee to carry out its specific operations at the Property prior to final occupancy.

                                ARTICLE FOURTEEN
                            ASSIGNMENT AND SUBLEASING
                            -------------------------

The Lessee may not sublease the Property in whole or in part or assign this Agreement to a third party without the previous written consent of Lessor, which consent shall not be unreasonably withheld. At such time that Lessee and Lessor agree to sublease the Property to a third party, Lessee will still be held responsible for the Sublessee's adherence to the terms and conditions of this Lease and to the terms and conditions of any subsequent Sublease Agreement.

                                 ARTICLE FIFTEEN
                                    INSURANCE
                                    ---------

     (a) During the term of this Agreement and any extensions thereof, the Lessor shall contract for and maintain blanket insurance to cover the Property against any loss or damage by fire, lightning, explosion, hurricane, hail, airplanes, vehicles, smoke, earthquake and/or volcanic eruption, strikes, riots, vandalism, malfunction by boiler or compressor, explosion of a high pressure boiler or compressor, and any other risk now or hereafter customarily covered and reasonably available by extended coverage insurance, including glass insurance, in amounts sufficient to prevent the Lessor or the Lessee from becoming a coinsurer under the terms of the applicable policies, but in any event in an amount not less than one hundred percent (100%) of the then full insurable value (replacement value), which for the purposes of this Article shall be deemed to be the cost of replacing the Property less the cost of excavation and foundations of the Property. Such "full insurable value" shall be determined from time to time, but not more frequently than once every twelve
(12) months, by the mutual agreement of the parties, and in lieu thereof, by means of an appraisal to be performed by one of the three certified appraisers designated by the Lessor and accepted by the Lessee, which appraisal shall be paid for by the Lessor.

     (b) Lessee's pro-rata share of the cost of this insurance shall be billed to Lessee by Lessor on a monthly basis.

     (c) Lessee shall, at Lessee's cost, be required to maintain its own liability insurance to cover Lessee's equipment and personnel, and the equipment and personnel of other occupants of the building, against any loss or damage caused by Lessee or Lessee's equipment or personnel. Such policy shall name Lessor as additional insured and shall be maintained through an insurance company in good standing and acceptable to Lessor.

                                 ARTICLE SIXTEEN
                                    INDEMNITY
                                    ---------

Lessee shall indemnify, defend, save and hold Lessor harmless from and against all losses, demands, claims, payments, suits, actions, recoveries and judgments of any nature and type brought by any third party against Lessor by reason of any negligence or acts or omissions of Lessee, its agents or employees, during the term of this Agreement.

Lessor shall indemnify, defend, save and hold Lessee harmless from and against all losses, demands, claims, payments, suits, actions, recoveries and judgments of any nature and type brought by any third party against Lessee by reason of any negligence or acts of omissions of Lessor, its agents or employees, during the term of this Agreement.

                                ARTICLE SEVENTEEN
                                DEFAULT BY LESSEE
                                -----------------

The occurrence of any one or more of the following events (the "Events of Default") will constitute a default and breach of this Agreement by Lessee:

          (i) Lessee's failure to pay the Lease Payment or additional rent when due and the continuation of that failure for more than five (5) days after the date on which Lessor gives Lessee written notice of the delinquency.

          (ii) Lessee's permanent vacating or abandonment of the Property for a period of sixty (60) or more consecutive days; with exception of cause force majeure, acts of God or strikes.

          (iii) Lessee's failure to observe or perform any of the covenants, conditions or provisions of this Agreement that Lessee must observe or perform, other than the late payment of the Lease Payment, where the failure continues for a period of thirty (30) days after Lessee's receipt of written notice from Lessor; if however, the nature of the obligation that Lessee has failed to perform is such that more than thirty (30) days are reasonably required for rectification, Lessee will be entitled to an additional period of time to cure its failure, as reasonably determined by Lessor, and an Event of Default will not occur so long as Lessee commences the rectification within that thirty (30)-day period and diligently and continuously prosecutes the rectification to completion;

          (iv) The making by Lessee of any general assignment or general arrangement for the benefit of its creditors; the filing by or against Lessee of a petition seeking relief under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, Lessee causes the petition to be dismissed within 60 days after the date of its filing); the appointment of a lessee or a receiver to take possession of substantially all of Lessee's assets located in the Property or of Lessee's interest in this Agreement, where possession is not restored to Lessee within 60 days after the date of the appointment; or the attachment, execution or other judicial seizure of substantially all of Lessee's assets located in the Property or of Lessee's interest in this Agreement unless Lessee causes the seizure to be discharged within 60 days after the date of the initiation of the seizure; or

          (v) Lessee's failure to discharge any lien placed upon the Property in violation of this Agreement within 60 days after the lien or encumbrance is filed against the Property.

                                ARTICLE EIGHTEEN
                                LESSOR'S REMEDIES
                                -----------------

At any time after the occurrence of an Event of Default, with or without additional notice or demand, Lessor may do one or more of the following:

     (a) terminate Lessee's right to possession of the Property and repossess the Property by any lawful means without terminating this Agreement. In that event Lessor shall use good faith and reasonable efforts under the circumstances to re-let the Property for the account of Lessee on such terms and conditions as Lessor in its sole discretion may determine to be appropriate (including a term different than the Term, rental concessions, alterations and repair of the Property). Lessor reserves the right, however, (i) to lease any other comparable space available in any other building Lessor owns prior to offering the Property for lease and (ii) to refuse to lease the Property to any potential lessee that does not meet Lessor's standards and criteria for leasing space in the Park. Except where Lessor fails to use good faith and reasonable efforts to re-let the Property, as required above, Lessor will not be liable for, and Lessee's obligation under this Agreement will not be diminished because of, Lessor's failure to relet the Property or collect rental due in respect of a reletting. For the purposes of that re-letting, Lessor may repair, remodel or alter the Property. If Lessor fails to re-let the Property, Lessee shall pay to Lessor the Lease Payment reserved in this Agreement for the balance of the Term as those amounts become due in accordance with the terms of this Agreement. If Lessor re-lets the Property, but fails to realize a sufficient sum for the re-letting to pay the full amount of Lease Payments and additional rent reserved in this Agreement for the balance of the Term as those amounts become due in accordance with the terms of this Agreement, after paying all of the costs and expenses of all decoration, repairs, remodeling, alterations and additions and the expenses of the reletting and of the collection of the rent accruing from the reletting, Lessee shall pay to Lessor the amount of any deficiency upon Lessor's demand from time to time made;

     (b) terminate this Agreement and repossess the Property by any lawful means. In that event Lessor may recover from Lessee as damages (i) all Lease Payments that became due prior to the termination and that remain unpaid, plus interest accruing in respect of the delinquent sums at the Delinquency Rate, as defined in Article 4(g), (ii) the discounted presented value (determined based on the Amortization Rate) of the amount, if any, by which (A) the Base Rent due under the terms of this Agreement for the balance of the Term that remained as of the effective date of the termination exceeds (B) the fair market rental value for the Property (including both base and additional rent components) for the balance of the Term after deduction of all anticipated reasonable expenses of re-letting for that period (such as the cost of preparation of the Leased Property, leasing commissions and reasonable attorneys' fees associated with occupancy by a new Lessee), (iii) the cost of recovering the Property (including reasonable attorneys' fees and costs of suit), (iv) all reasonable costs and expenses Lessor reasonably incurs in connection with the enforcement of Lessee's obligation to pay those damages, including, without limitation, reasonable attorneys' fees, and (v) any other sum of money and damages Lessee owes to Lessor. If the amount described in division (B) above exceeds the amount described in division (A) above, Lessor has no obligation to pay Lessee any part of the excess or to credit any part of the excess against any other sums or damages for which Lessee may be liable to Lessor at the time of the termination; or

     (c) pursue any other remedy available to Lessor under the laws of the jurisdiction in which the Property is located.

For purposes of computing the additional rent that would have accrued and become payable under the terms of this Agreement, the parties will assume that the additional rental for the calendar year in which the Event of Default occurs and each future calendar year for the balance of the Term that remained as of the effective date of the termination equals Lessee's additional rent for the calendar year prior to the year in which the Event of Default occurs compounded at a rate equal to the mean average rate of inflation for the three (3) calendar years preceding the calendar year in which the Event of Default occurs, as determined by using the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers, all items, 1982-84 equals
100) for the Dallas, Texas metropolitan area. If that Index is discontinued or revised during the term of this Agreement, all parties will use such other government index or computation with which it is replaced in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised. If no replacement Index exists, Lessor may select as a replacement index an index that, in Lessor's reasonable opinion, is generally recognized as the successor index.

If Lessor repossesses the Property in accordance with the terms of this Agreement, Lessor has the right to keep in place and use, or to remove and store, at Lessee's expense, all of the furniture, fixtures and equipment at the Property, including that which is owned by or leased to Lessee at all times prior to any foreclosure or repossession by any lessor or security interest holder having an interest in that furniture, fixtures or equipment (a "Claimant"). Lessor also has the right to relinquish possession of all or any portion of the furniture, fixtures, equipment and other property to any Claimant who presents to Lessor a copy of any instrument that the Claimant represents to have been executed by Lessee (or any predecessor of Lessee) granting Claimant the right under various circumstances to take possession of the furniture, fixtures, equipment or other property, without the necessity on the part of Lessor to inquire into the authenticity or legality of the instrument. At Lessor's sole option and without prejudice to, or waiver of any rights it may have, Lessor may i) escort Lessee to the Property to retrieve any personal belongings of Lessee and its employees not covered by a lien in favor of Lessor, or ii) obtain a list from Lessee of the personal property of Lessee and its employees that is not covered by a lien in favor of Lessor, and make that property available to Lessee or Lessee's employees, provided that Lessee first pays in cash all costs and estimated expenses to be incurred in connection with the removal of the property. Any property that Lessee does not remove within five days after Lessor's demand will be conclusively presumed to have been abandoned by Lessee, and Lessor may take over possession of that property and declare it to be Lessor's property written notice to Lessee. Lessee stipulates that the rights granted Lessor in this Article are commercially reasonable.

                                ARTICLE NINETEEN
           EACH PARTY'S RIGHT TO PERFORM THE OTHER PARTY'S OBLIGATIONS
           -----------------------------------------------------------

If at any time during the Initial Term or any extension thereof, Lessee fails to perform one or more of its obligations under this Agreement, the Lessor, after thirty (30) days written notice to

Lessee (or without notice in the case of emergency) and without waiving or releasing the Lessee from any of its obligations hereunder may, but shall be under no obligation to, perform Lessee's obligations hereunder and may enter the Property for such purpose, and perform all the necessary works needed. All reasonable expenses incurred and paid by Lessor in connection herewith shall be payable by Lessee to Lessor on demand.

If at any time during the Initial Term or any extension thereof, Lessor fails to perform one or more of its obligations under this Agreement, the Lessee, after thirty (30) days written notice to Lessor (or without notice in the case of emergency) and without waiving or releasing the Lessor from any of its obligations hereunder may, but shall be under no obligation to, perform Lessor's obligations hereunder and may enter the Property for such purpose, and perform all the necessary works needed. All reasonable expenses incurred and paid by Lessee in connection herewith shall be payable by Lessor to Lessee on demand.

                                 ARTICLE TWENTY
                              SURRENDER OF PROPERTY
                              ---------------------

     (a) The Lessee shall, on the last day of the Initial Term of this Agreement or of its extensions or upon early termination, surrender and deliver the Property to the Lessor, without delay, in the same conditions in which the Lessee received such, except for normal wear and tear, and the effects of the elements and casualties covered by insurance. All signs installed or caused to be installed by the Lessee shall be removed on or prior to the expiration of the Initial Term of this Agreement or any of its extensions.

     (b) In the event that upon the expiration of the Initial Term or any of its extensions, Lessee does not vacate and deliver the Property to the Lessor, Lessee shall pay as new rent the amount established in Article Six above, plus fifty percent (50%). This fifty percent (50%) penalty shall not be applicable if Lessee and Lessor are negotiating a renewal or extension of the Lease. In the event that no negotiations are conducted, Lessee shall not holdover for more than one month after expiration of the Initial Term of this Agreement or any of its extensions. Acceptance of holdover payment by the Lessor shall not be construed as a waiver by the Lessor to any right to recover possession of the Property.

                               ARTICLE TWENTY-ONE
                     ENTRY ON THE LEASED PROPERTY BY LESSOR
                     --------------------------------------

Lessee shall permit Lessor and its authorized representative to enter the Leased Property during reasonable business hours time for the purpose of inspecting same and performing any necessary work therein, following twenty-four (24) hour written notice from Lessor, except in the case of any emergency, in which case no notice will be required. The Lessor shall have the right to enter the Property during business hours during the period of six (6) months prior to expiration of this lease for the purpose of showing the Property to prospective Lessees following at least forty-eight (48) hours written notice to Lessee. Notwithstanding the above, Lessor shall not in any way interfere with Lessee's operation when entering on the Property and shall be liable to Lessee for any damage caused by such interference.

                               ARTICLE TWENTY-TWO
                                  SUBORDINATION
                                  -------------

Lessee agrees, upon written request of Lessor, to subordinate this Agreement (including any extension hereof) to any mortgage on the Property provided that the mortgagee agrees, in writing, to acknowledge all the rights of the Lessee under this Agreement. Likewise, the mortgagee shall agree not to disturb the possession and other rights of Lessee hereunder. In the event that the mortgagee acquires title to the Property through a foreclosure procedure or otherwise, the mortgagee must agree to fully honor this Agreement and accept the Lessee as lessee under this Agreement and to assume the Lessor's obligations hereunder. In such event, Lessee agrees to recognize the mortgagee as the new lessor. Lessor and Lessee agree to execute and deliver any appropriate instruments necessary to carry out the agreements contained herein.

                              ARTICLE TWENTY-THREE
                                     BROKERS
                                     -------

Lessee is herein represented by CB Commercial/Richard Ellis in its capacity as Lessee's real estate representative ("broker"). Lessor agrees to pay the broker a commission per separate agreement with Broker.

                               ARTICLE TWENTY-FOUR
                                  ENVIRONMENTAL
                                  -------------

Lessor represents that (1) at the beginning of the Initial Term of the Lease, the Property will comply with applicable environmental laws and regulations, (2) Lessor has not, and has no knowledge of any other person who has, caused any release, threatened release or disposal of any hazardous substances, materials or waste on, in, at or from the Property, (3) to the best of Lessor's knowledge the Property is not subject to any imminent restrictions on the ownership, occupancy, intended use or transferability of the Property in connection with environmental laws or regulations, (4) to the best of Lessor's knowledge there are no conditions or circumstances at the Property which pose a risk to the environment or the health or safety of any persons.

Lessee has the right to inspect the Property and the surrounding area to ensure that the current environmental condition of the Park and the construction complies with Lessee's standards and expectations. By virtue of execution of this Lease Agreement, Lessee accepts the environmental condition of the Property as acceptable. Lessee is explicitly responsible and liable, both during and after the term of this Agreement, for any environmental problems caused by Lessee during its occupancy of the Property and shall indemnify, defend and hold Lessor harmless against all said environmental liabilities. Should an incident occur during the Initial Term of the Property or surrounding the Building which is caused by a party other than Lessee and which Lessee deems as a possible risk to Lessee's health or to Lessee's long-term environmental liability in regard to the Property, the Building, and the surrounding land, Lessee will be expressly responsible for reporting said incident to Lessor. At that time, both Lessee and Lessor will make an assessment of the incident and any damages resulting therefrom and will determine in good faith which party is at fault. A remediation or clean-up plan will be formulated at that time, as well as a final determination of fault, and all parties will be required to endorse said determination and clean-up plan in writing. At that time, the responsible party will be responsible for all costs and liabilities involved in the clean-up effort.

                               ARTICLE TWENTY-FIVE
                    MODIFICATION TO THE CONTRACTUAL DOCUMENTS
                    -----------------------------------------

Unless otherwise agreed by the parties, any modification, release or discharge of this Agreement or waiver of any of the provisions hereof, shall not be valid or obligatory, unless made in writing and signed by the Lessor and the Lessee.

                               ARTICLE TWENTY-SIX
                                    GUARANTY
                                    --------

     PEMSTAR Inc., herein represented by Mr. Allen J. Burning, shall act as GUARANTOR, and jointly obligates itself with the Lessee, guaranteeing in an absolute and joint manner the compliance with all the obligations and responsibilities derived from this Agreement, which obligations shall not cease until the Lessee delivers the Property to the Lessor at the end of the Initial Term or any extension thereof.

     The GUARANTOR, by this means, expressly waives any and all order and exclusion rights and all those rights granted by the Civil Code for the Federal District under articles 2812, 2814, 2815, 2846 and 2849, and their correlative articles of the Civil Code for the State of Jalisco. The GUARANTOR designates as its domicile to receive notices under the terms of Article 2802 and 34 of the civil Code for the Federal District, and the correlative articles of the Civil Code.

                                  PEMSTAR Inc.
                              3535 Technology Drive
                               Rochester, MN 55901

                              ARTICLE TWENTY-SEVEN
                                ENTIRE AGREEMENT
                                ----------------

The parties hereto agree that this Agreement and its exhibits contain all the obligations and agreements between the parties, and supersedes any other agreement either oral or in writing between the parties with respect to the subject matter hereof.

                              ARTICLE TWENTY-EIGHT
                            TRANSLATION OF THE LEASE
                            ------------------------

The Lessor and Lessee agree that this Lease document will be translated to Spanish within ninety (90) days following execution of this English version. The parties will agree in writing at that time that the Spanish version is an exact translation which will be acceptable to both parties in the resolution of any dispute under Mexican law.

                               ARTICLE TWENTY-NINE
                              REGISTRATION OF LEASE
                              ---------------------

Pursuant to Article 2045 of the Civil Code of the State of Jalisco, the parties hereto agree to sign original counterparts of the Spanish version of this Agreement, to be coordinated per Article 28 above, before the presence of a Notary Public of the State of Jalisco and protocalize the execution of the Spanish version of this Agreement or obtain the Apostille of the Notary's signature from the authority with jurisdiction over the county, municipality or province where this Agreement is executed. The parties also hereby agree to take all actions necessary to register this Agreement in the Public Registry of Property and Commerce in Guadalajara, Jalisco, Mexico. All costs associated with the protocolization of the Agreement before a Notary Public and registration of this Agreement in the Public Registry of Property and Commerce in Guadalajara, Jalisco shall be the responsibility of Lessee.

                                 ARTICLE THIRTY
                         APPLICABLE LAW AND JURISDICTION
                         -------------------------------

THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS OF THE CIVIL CODE FOR THE STATE OF JALISCO, MEXICO. LESSOR AND LESSEE EXPRESSLY AGREE TO SUBMIT THEMSELVES TO THE JURISDICTION OF THE COMPETENT COURTS OF GUADALAJARA, JALISCO, MEXICO, WAIVING ANY OTHER LAW AND JURISDICTION WHICH MIGHT APPLY BY REASON OF THEIR PRESENT OR FUTURE DOMICILES OR FOR ANY OTHER REASON.

                               ARTICLE THIRTY-ONE
                                     NOTICES
                                     -------

All notices, demands and requests provided for in this Agreement shall be made in writing and shall be deemed to have been properly given (i) on the date of receipt, if served personally or (ii) on date of receipt, if sent by overnight courier, with proof of receipt, addressed to the Lessor or to the Lessee, as the case may be, at its respective address last designated by notice to the other party for that purpose. All notices shall either be delivered personally or by overnight courier. Until the parties designate other addresses, their respective addresses shall be as follows:

Lessee:           PEMSTAR Inc.
                  3535 Technology Drive
                  Rochester, MN  55901
                  Attention:  Hargopal Singh
                  Telecopier:  507-289-8797

Lessor:           GUADALAJARA INDUSTRIAL TECNOLOGICO, S.A. DE C.V.
                  Ave. 5 de febrero, No. 2125-E
                  Plaza del Norte - Jurica
                  76100 Queretaro, QRO
                  MEXICO
                  Telecopier:  (42) 18-6399
                  Attention:  Mr. William Dore


With Copy to:     Arturo D. Torres
                  Martin, Drought & Torres, Inc.
                  200 South 10th Street
                  McAllen, Texas  78501
                  Tel:  (956) 686-2348
                  Fax:  (956) 686-2610

IN WITNESS WHEREOF, the parties have executed this Agreement on the 30th day of November, 1998.

Lessor:                                Lessee:

GUADALAJARA INDUSTRIAL                 PEMSTAR DE MEXICO, S.A. DE C.V.
TECNOLOGICO, S.A. DE C.V.


By: /s/ Daniel R. Dubrowski            By: /s/ Hargopal Singh
   ------------------------------          -------------------------------------
      Daniel R. Dubrowski              Hargopal Singh

Its:                                   Its: President
    -----------------------------           ------------------------------------
      Authorized Representative


Witness                                Witness

                                       /s/
---------------------------------      -----------------------------------------


                                       Guarantor:

                                       PEMSTAR Inc.


                                       By: /s/ Al Berning
                                           -------------------------------------
                                       Its: CEO
                                            ------------------------------------

                                       Witness


                                       -----------------------------------------